Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Edward J. Lawson, CEO, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

                      21st CENTURY HOLDING COMPANY REPORTS
                 RECORD RESULTS WITH EARNINGS OF $1.95 PER SHARE
                           EXCEEDING COMPANY GUIDANCE

      Lauderdale Lakes, Florida, March 6, 2006 - 21st Century Holding Company (Nasdaq: TCHC), today reported results for the quarter ended December 31, 2005 (see attached tables).

      For the three months ended December 31, 2005, the Company reported net income of $1,418,991, or $0.22 per share on 6,502,350 undiluted shares, versus a net loss of $510,302 or $0.08 per share on 6,024,693 undiluted shares in the same three month period last year. On a diluted share basis, the Company reported earnings of $0.21 per share, based on 6,872,879 average diluted shares outstanding for the three month period.

      For the twelve months ended December 31, 2005, the Company reported record net income of $12,115,530, or $1.95 per share on 6,228,043 undiluted shares versus net loss of $10,857,775 or $1.86 per share on 5,847,102 undiluted shares in the same twelve month period last year. On a diluted share basis, the Company reported record earnings of $1.83 per share, based on 6,628,076 average diluted shares outstanding for the twelve month period. Both of these results exceeded revised Company guidance of $1.80-1.82 per share.

      Gross premiums written increased $5.9 million or 22.0% to $32.6 million for the three months ended December 31, 2005, as compared to $26.7 million for the same three month period last year. Gross premiums written increased $18.7 million or 18.7% to $119.4 million for the twelve months ended December 31, 2005, as compared to $100.7 million for the same twelve month period last year.

      Net premiums earned increased $4.0 million or 22.8% to $21.5 million for the three months ended December 31, 2005 as compared to $17.5 million for the same three month period last year. Net Premiums earned increased $16.7 million or 25.2% to $83.0 million for the twelve months ended December 31, 2005 as compared to $66.2 million for the same twelve month period last year.

      Total revenues increased $4.5 million or 21.7% to $25.1 million for the three months ended December 31, 2005, as compared to $20.6 million for the same three-month period last year. Total revenues increased $23.6 million or 33.0% to $95.3 million for the twelve months ended December 31, 2005, as compared to $76.6 million for the same twelve month period last year.

      Edward J. (Ted) Lawson, Chairman, CEO, and President, said, "Overall we experienced continued growth and record profitability in 2005, despite being impacted by three hurricanes (Dennis, Katrina, and Wilma). We believe that the 2006 hurricane season will moderate more to the norm, which is typically a 50% chance of one hurricane striking Florida during any given hurricane season. Under this circumstance, the Company should make approximately $3.40 per share if one storm were to strike Florida and approximately $4.00 if no storms hit."

      Mr. Lawson continued, "For the first two months of 2006, net written premiums, in both general liability and property, are up between 30%-40% above last year's levels and we expect this trend to continue for the balance of this year and into next year. Guidance for our first quarter ending March 31, 2006 is for the Company to earn $0.80 per share. The Company will be reporting its first quarter results at the end of April. In conclusion, we consider last year to have been a very good year and we expect this year and next to be even better."

      The Company will hold an investor conference call at 4:30 PM (ET) today, March 6, 2006. Mr. Lawson and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 5818765. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company

      The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners' property and casualty insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia, Kentucky, Virginia and South Carolina offering the same general liability products. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

      Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company's business; dependence on investment income and the composition of the Company's investment portfolio; the adequacy of the Company's liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.
#####

                          21st CENTURY HOLDING COMPANY
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                               Three Months Ended Dec 31,          Twelve Months Ended Dec 31,
Revenue:                                                         2005              2004              2005              2004
                                                             -------------     -------------     -------------     -------------
    Gross premiums written                                   $  32,625,110     $  26,732,454     $ 119,440,297     $ 100,662,025
    Gross premiums ceded                                       (19,271,029)     (9,936,1912)       (31,413,815)      (15,485,917)
                                                             -------------     -------------     -------------     -------------

           Net premiums written                                 13,354,081        16,796,262        88,026,482        85,176,108
                                                             -------------     -------------     -------------     -------------

    Increase (Decrease) in prepaid reinsurance premiums         12,060,987         2,430,205         6,623,354        (2,904,716)
    (Increase) in unearned premiums                             (3,877,832)       (1,687,785)      (11,686,340)      (16,030,048)
                                                             -------------     -------------     -------------     -------------
           Net change in prepaid reinsurance premiums and        8,183,155           742,420        (5,062,986)      (18,934,764)
           unearned premiums
                                                             -------------     -------------     -------------     -------------
           Net premiums earned                                  21,537,236        17,538,682        82,963,496        66,241,344
    Finance revenue                                                716,881           843,269         3,566,870         3,667,837
    Managing general agent fees                                    608,441           551,378         2,420,017         2,039,783
    Net investment income                                        1,065,056         1,029,934         3,841,154         3,171,620
    Net realized investment gains                                  173,273           427,290           458,306           688,676
    Other income                                                   988,451           222,864         2,007,225           762,164
                                                             -------------     -------------     -------------     -------------

           Total revenue                                        25,089,338        20,613,417        95,257,068        76,571,424
                                                             -------------     -------------     -------------     -------------

Expenses:
    Loss and loss adjustment expenses                           15,841,968        18,607,233        48,336,430        74,992,781
    Operating and underwriting expenses                          3,427,763         2,323,353         8,824,324         8,139,812
    Salaries and wages                                           1,624,665         1,742,862         6,384,082         6,134,168
    Interest expense                                               273,746           455,670         1,397,639         1,087,494
    Policy acquisition costs, net of amortization                3,575,120         3,776,902        14,543,841         8,422,808
                                                             -------------     -------------     -------------     -------------

           Total expenses                                       24,743,262        26,906,020        79,486,316        98,777,063

Income (loss) from cont'd ops before provision (benefit)
for inc tax exp                                                    346,076        (6,292,603)       15,770,752       (22,205,639)
Provision (benefit) for income tax expense                      (1,072,915)       (2,923,519)        4,689,826        (8,600,911)
                                                             -------------     -------------     -------------     -------------
           Net income (loss) from continuing operations          1,418,991        (3,369,084)       11,080,926       (13,604,728)
Discontinued operations:
           Income from discontinued operations
           (including gain on disposal of $5,384,050,
           $1,630,000 and $5,384,050, respectively)                     --         4,657,434         1,630,000         4,483,577
Provision for income tax expense                                        --         1,798,652           595,396         1,736,624
                                                             -------------     -------------     -------------     -------------
           Income from discontinued operations                          --         2,858,782         1,034,604         2,746,953
                                                             -------------     -------------     -------------     -------------
           Net income (loss)                                 $   1,418,991     $    (510,302)    $  12,115,530     $ (10,857,775)
                                                             =============     =============     =============     =============
Basic net income (loss) per share from continuing
operations                                                   $        0.22     $       (0.56)    $        1.78     $       (2.33)
                                                             -------------     -------------     -------------     -------------
Basic net income per share from discontinued operations      $          --     $        0.47     $        0.17     $        0.47
                                                             -------------     -------------     -------------     -------------
Basic net income (loss) per share                            $        0.22     $       (0.08)    $        1.95     $       (1.86)
                                                             =============     =============     =============     =============
Fully diluted net income (loss) per share from continuing
operations                                                   $        0.21     $       (0.56)    $        1.67     $       (2.33)
                                                             -------------     -------------     -------------     -------------
Fully diluted net income per share from discontinued
operations                                                   $          --     $        0.47     $        0.16     $        0.47
                                                             -------------     -------------     -------------     -------------
Fully diluted net income (loss) per share                    $        0.21     $       (0.08)    $        1.83     $       (1.86)
                                                             =============     =============     =============     =============

Weighted average number of common shares outstanding             6,502,350         6,024,693         6,228,043         5,847,102
                                                             =============     =============     =============     =============

Weighted average number of common shares outstanding
(assuming dilution)                                              6,872,879         6,268,876         6,628,076         6,211,625
                                                             =============     =============     =============     =============

Dividends declared per share                                 $        0.08     $        0.08     $        0.32     $        0.32
                                                             =============     =============     =============     =============

                          21st CENTURY HOLDING COMPANY
                               Balance Sheet Data
                                   (Unaudited)

                                                           Period Ending
                                                    12/31/05           12/31/04
                                                    --------           --------

Total Cash & Investments                          $106,157,869      $ 90,509,879
Total Assets                                      $290,158,386      $163,601,372
Unpaid Loss and Loss Adjustment Expense           $154,049,490      $ 46,570,679
Total Liabilities                                 $249,391,016      $138,624,637
Total Shareholders' Equity                        $ 40,767,370      $ 24,976,735
Common Stock Outstanding                             6,771,864         6,047,942
Book Value Per Share                              $       6.02      $       4.13

                                                         Premium Breakout
                                                         12 Months Ending

Line of Business                                  12/31/05              12/31/04
----------------                                  --------              --------
Automobile                                           17.3%                 24.1%
Homeowners'                                          63.4%                 62.0%
General Liability                                    18.9%                 12.4%
Mobile Home Owners                                    0.4%                  1.5%
                                                      ----                  ----

Gross Written Premiums                              100.0%                100.0%
                                                    ======                ======

                                   Loss Ratios
                                   -----------

                                  3 Months Ending          12 Months Ending
Line of Business             12/31/05      12/31/04      12/31/05    12/31/04
----------------             --------      --------      --------    --------
Automobile                     123.7%         18.9%         74.9%       73.2%
Homeowners'                    237.9%        371.5%         65.4%      163.5%
General Liability               24.7%         21.5%         19.1%       18.7%
All Lines                      160.4%        142.0%         58.3%      113.2%